UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 27, 2022

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00045 par value	AMBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2022, the Board of Directors (the “Board”) of Ambarella, Inc. (the “Company”) appointed Anne De Greef-Safft as an independent director to the Board and a member of the Board’s Corporate Governance and Nominating Committee, in each case effective as of February 1, 2022.

Ms. De Greef-Safft, age 59, currently provides strategic and operational consulting services to private equity firms and their portfolio companies, a role she has had since 2018. From 2015 until her retirement in 2017, Ms. De Greef-Safft was Group President of the Food Service Equipment Group of Standex International Corporation. Prior to 2015, Ms. De Greef-Safft held four successive positions at Danaher Corporation, a global science and technology company, as President of various global operating companies over a period of 12 years. Before joining Danaher, she held various leadership positions in engineering, marketing, sales, and business development for global manufacturing companies. Ms. De Greef-Safft also serves on the boards of directors of Ag Growth International Inc., a global manufacturer of equipment & systems for agriculture bulk commodities, and Benchmark Electronics, Inc., a provider of engineering, manufacturing, and technology solutions across the entire product life cycle. Ms. De Greef-Safft earned her B.S. and M.S. degrees in Electrical Engineering from the Catholic University of Louvain (KU Leuven) in Belgium and an M.B.A. from Babson College in Massachusetts.

As a member of the Company’s Board, Ms. De Greef-Safft will receive the Company’s standard compensation for non-employee directors and will sign the Company’s form Indemnification Agreement. Additionally, Ms. De Greef-Safft received an initial restricted stock unit award with a value of $150,000 that will vest in three equal, quarterly installments on March 15, 2022, June 15, 2022 and September 15, 2022, which is consistent with the terms of the annual RSU grants made to continuing non-employee directors in September 2021. The Company previously disclosed the standard arrangements for non-employee directors in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2021. The Board has determined that Ms. De Greef-Safft is independent in accordance with the relevant rules and regulations of the Securities and Exchange Commission and listing standards of NASDAQ. There are no arrangements or understandings between Ms. De Greef-Safft and any other person pursuant to which she was selected as a director of the Company. There are no transactions between Ms. De Greef-Safft and the Company that would be reportable under Item 404(a) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2022	Ambarella, Inc.

/s/ Feng-Ming Wang
Feng-Ming Wang Chief Executive Officer